UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 26, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

On June 26, 2009, Six Flags, Inc. and certain of its subsidiaries (collectively, the “Company”) provided the presentation materials attached hereto as Exhibit 99.1 in connection with a presentation made by the Company and its financial advisors, Houlihan Lokey Howard & Zukin Capital, Inc., to unsecured creditors of the Company at the Unsecured Creditors Organizational Meeting in connection with the Company’s bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

The presentation materials contain certain non-GAAP financial measures, as defined in Regulation G.  The reconciliation of these non-GAAP financial measures to the closest equivalent items presented in accordance with generally accepted accounting principles in the United States is attached hereto as Exhibit 99.2.  The presentation materials contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation Materials to Unsecured Creditors, dated as of June 26, 2009.

99.2	Reconciliation of non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

	By:	/s/ James M. Coughlin
Name: James M. Coughlin
Title: General Counsel

Date: June 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials to Unsecured Creditors, dated as of June 26, 2009.

99.2	Reconciliation of non-GAAP financial measures.